EXHIBIT 2


                             November 13, 1995



Lone Star Industries, Inc.
300 First Stamford Place
Stamford, CT  06912-0014

Gentlemen:

          This will confirm the agreement between us
(on a several basis) and you as follows:

               (i)     We are today agreeing to sell,
          assign and deliver to you an aggregate of 600,000 shares of Common Stock of Lone Star
          Industries, Inc. (the "Shares") at a price of $23.528 per Share (the "Sale"). The number of shares being sold by each of us is set forth opposite our signatures below.

               (ii)    The parties hereto have full power
          and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered and constitutes each party's legal, valid and binding obligation, enforceable in accordance with its terms.

               (iii)   Each of us is the lawful
          beneficial owner of the Shares set forth opposite our respective signatures, and will transfer to you good and marketable title to such Shares, fee and clear of (i) any and all security interests, liens, pledges, claims of third parties of any nature whatsoever, charges, escrows, encumbrances, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral; (ii) options, warrants or other rights to purchase; and
          (iii) any and all other agreements,
          understandings or restrictions affecting the voting rights and other incidents of record or beneficial ownership pertaining thereto.

               (iv)    In case at any time hereafter any
          further action is necessary or desirable to carry out the purposes of this Agreement, the parties will take all such necessary action.

               (v)     Each party represents and warrants
          that no broker, finder, investment banker or other similar agent is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon any agreement, written or oral, made by such party or on such party's behalf.


                          -12-
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Lone Star Industries, Inc.
November 13, 1995
Page 2



               (vi)    The Sale will be settled on
          November 14, 1995 by the following means:
          through our clearing broker, Spear Leeds &
          Kellogg, we will prior to noon on that date deliver the Shares to your transfer agent, Chemical Bank, 450 West 33rd Street, New
          York, NY 10001-2697, through the DWAC
          system. You will instruct your transfer agent to receive the Shares into your account. You will promptly upon confirmation of that delivery remit the purchase price to us by wire transfer not later than 2:00 p.m.
          on that date, to the accounts specified in Exhibit A hereto. Your obligation to remit those funds to us against delivery of the Shares shall be absolute and shall not be subject to offset or recoupment.

          If the foregoing comports with the agreement between you and us, please sign in the space indicated below.

Number of Shares             Very truly yours,

                             DICKSTEIN & CO., L.P.


     250,000                 By:  /s/Mark D. Brodsky
                             Name:   Mark D. Brodsky
                             Title:  Vice President of
                                     Dickstein Partners, L.P.,
                                     its General Partner


                             DICKSTEIN INTERNATIONAL LIMITED


     300,000                 By:  /s/Mark D. Brodsky
                             Name:   Mark D. Brodsky
                             Title:  Vice President of
                                     Dickstein Partners Inc.,
                                     its Agent


                             DICKSTEIN FOCUS FUND L.P.


      50,000                 By:  /s/Mark D. Brodsky
                             Name:   Mark D. Brodsky
                             Title:  Vice President of
                                     Dickstein Partners, L.P.,
                                     its General Partner

AGREED TO:

LONE STAR INDUSTRIES, INC.

By:  /s/James W. Langham
Name:   James W. Langham
Title:  Vice President, General
        Counsel and Secretary

                          -13-
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                     EXHIBIT A

           Wire Transfer Instructions

For Dickstein & Co., L.P. ($5,882,000):

          Chemical Bank
          ABA 021-000128
          a/c #066-005442
          a/c name:  Spear Leeds & Kellogg
          a/c # 4132-5519
          a/c name:  Dickstein & Co., L.P.

For Dickstein International Limited ($7,058,400):

          Chemical Bank
          ABA 021-000128
          a/c #066-005442
          a/c name:  Spear Leeds & Kellogg
          a/c # 41XK-5519
          a/c name:  Dickstein International Limited

For Dickstein Focus Fund L.P. ($1,176,400):

          Chemical Bank
          ABA 021-000128
          a/c #066-005442
          a/c name:  Spear Leeds & Kellogg
          a/c # 45JH-5519
          a/c name:  Dickstein Focus Fund L.P.



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